Exhibit 99.1

PRESS RELEASE
Source:	USHEALTH Group, Inc.

Corporate	Contact: Cynthia B. Koenig Chief Financial Officer (817) 878-3732

FOR IMMEDIATE RELEASE:
March 3, 2005

USHEALTH GROUP REPORTS FOURTH QUARTER RESULTS

FORT WORTH, Texas, March 3, 2005…USHEALTH Group, Inc. (formerly Ascent Assurance, Inc. — AASR.OB) today reported net income of $324,000, or $.01 per common share, for the fourth quarter of 2004, which included a non-recurring loss of ($284,000) from discontinued operations related to the sale of its printing subsidiary. Income from continuing operations was $608,000 for the fourth quarter of 2004. In comparison, for the fourth quarter of 2003, the Company’s net loss was ($871,000), or ($.13) per common share, and the loss from continuing operations was ($562,000).

For the year ended December 31, 2004, the Company reported a net loss of ($2.3) million which included a ($2.1) million loss from discontinued operations and, after preferred stock dividends of $430,000, the net loss applicable to common stockholders was ($2.7) million, or ($.07) per share. Excluding non-recurring charges for executive compensation and severance of $3.0 million, net income from continuing operations was $2.9 million for the year ended December 31, 2004. For the corresponding prior year period, the net loss was ($1.3) million, which included a ($1.1) million loss from discontinued operations and, after preferred stock dividends of $1.8 million, the loss applicable to common stockholders was ($3.1) million or ($.48) per share. Net loss from continuing operations for the year ended December 31, 2003 was ($282,000).

Total revenues were $25.1 million and $103.3 million for the fourth quarter and the year ended December 31, 2004, respectively, as compared to $27.3 million and $117.4 million for the corresponding 2003 periods. Total premium revenues decreased by $1.9 million or 8.0% for the fourth quarter and $9.3 million or 9.2% for the year ended December 31, 2004 as compared to the corresponding prior year periods. The benefits and claims to premium ratios were 64.2% and 65.4% for the three months and year ended December 31, 2004, respectively, as compared to 65.6% and 67.5% for the corresponding 2003 periods.

The Company also announced today a name change to USHEALTH Group, Inc. to more accurately reflect the intended direction of the business operations of the Company and its subsidiaries.

Mr. Benjamin M. Cutler, Chairman and CEO, commenting on fourth quarter operations said: “During the fourth quarter, senior management focused on developing key strategies to enhance the Company’s market presence. The change in corporate name to USHEALTH Group, Inc. is just one product of our new marketing strategy. Significant additional effort and time will be required for our new strategic marketing focus to result in first year premium growth. “

USHEALTH Group, Inc., formerly Ascent Assurance, Inc., is an insurance holding company primarily focused on individual health insurance for self-employed individuals and small business owners. Products are distributed through career agent organizations which are wholly owned subsidiaries. The Company’s goal is to combine the talents of its employees and agents to market competitive and profitable insurance products and provide superior customer service in every aspect of operations. (www.ushealthgroup.com)

Note Regarding Use of Non-GAAP Financial Information

To supplement the consolidated financial statements presented in accordance with GAAP, the Company used non-GAAP measures to disclose, “Excluding non-recurring charges for executive compensation and severance of $3.0 million, net income from continuing operations was $2.9 million for 2004.” The following table exhibits the reconciliation of the non-GAAP financial measures to the presentation under GAAP:

2004

Net loss from continuing operations	$(156)
Special executive compensation and severance	3,035

Excluding non-recurring charges,
net income from continuing operations	$2,879

The Company believes that the non-GAAP measure provides useful information to both management and investors, thus providing a more meaningful comparison between the information for 2004 and 2003. The presentation of this information is not meant to be considered in isolation, or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

(Forward-Looking Statements: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release contains forward-looking statements regarding the intent, belief or current expectations of the Company and members of its senior management team. While the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that would cause actual results to differ materially from those contemplated within this press release can be found in the Company’s Form 10-K for the year ended December 31, 2003 and Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and Form 8-K dated September 1, 2004. Such factors include, but are not limited to: any limitation imposed on the Company’s ability to control the impact of rising health care costs, especially prescription drugs, and rising medical service utilization rates through product and benefit design, underwriting criteria, premium rate increases, utilization management and negotiation of favorable provider contracts; the impact of changing health care trends on the Company’s ability to accurately estimate claim and settlement expense reserves; the ability of the Company to fund competitive commission advances to its agents from internally generated cash flow or external financing; developments in health care reform and other regulatory issues, including the Health Insurance Portability and Accountability Act and increased privacy regulation, and changes in laws and regulations in key states where the Company operates; the Company’s ability to meet minimum regulatory capital requirements for its Insurance Subsidiaries; the ability of the Company to make additional investment in its Insurance Subsidiaries in the form of capital contributions, if needed, in order for such subsidiaries to comply with regulatory capital or debt covenant requirements; and the loss of key management personnel.)

USHEALTH GROUP, INC.
(Formerly, ASCENT ASSURANCE, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(000’s omitted, except for per share amounts)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,

	2004	2003	2004	2003

First-year premium	$4,011	$4,198	$16,049	$18,781
Renewal premium	18,307	20,066	76,190	82,793

Total premiums	22,318	24,264	92,239	101,574
Net investment income	1,353	1,353	5,446	6,151
Fee and service income	817	1,309	3,607	7,104
Other insurance revenues	405	503	1,820	2,308
Net realized gain (loss) on investments	161	(92)	141	238

Total revenues	25,054	27,337	103,253	117,375

Benefits and claims	14,331	15,916	60,344	68,536
Change in deferred policy acquisition costs	379	144	1,119	727
Commissions	2,467	2,730	10,169	11,857
General and administrative expenses	5,619	5,559	21,474	22,497
Fee and service operating expenses	628	977	2,752	5,934
Special executive compensation and severance	-	-	3,035	-
Taxes, licenses and fees	727	950	3,456	3,725
Interest expense on notes payable	264	686	1,029	2,530
Interest expense on redeemable preferred stock	-	937	-	1,851

Total expenses	24,415	27,899	103,378	117,657

Income (loss) from continuing operations before income taxes	639	(562)	(125)	(282)
Federal income taxes	31	-	31	-

Net income (loss) from continuing operations	608	(562)	(156)	(282)

Loss from discontinued operations, before income taxes	(284)	(309)	(2,127)	(1,066)
Federal income taxes	-	-	-	-

Net loss from discontinued operations	(284)	(309)	(2,127)	(1,066)

Net income (loss)	324	(871)	(2,283)	(1,348)
Preferred stock dividends	-	-	430	1,759

Income (loss) applicable to common stockholders	$324	$(871)	$(2,713)	$(3,107)

Basic and diluted income (loss) from continuing
operations per common share	$.01	$(.09)	$(.02)	$(.31)

Basic and diluted income (loss) per common share	$.01	$(.13)	$(.07)	$(.48)

Weighted average shares outstanding:
Basic	50,607	6,532	41,662	6,531

Diluted	50,761	6,532	41,662	6,531

USHEALTH GROUP, INC.
(Formerly, ASCENT ASSURANCE, INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(000’s omitted)

	December 31, 2004	December 31, 2003

Assets
Investment assets, at market value	$104,820	$102,995
Cash	1,041	2,244
Accrued investment income	1,348	1,309
Deferred policy acquisition costs	20,700	21,819
Agent receivables, net	3,498	4,484
Property and equipment	1,942	3,084
Other assets	6,759	7,994

Total Assets	$140,108	$143,929

Liabilities and Equity
Policy liabilities	$78,112	$81,068
Notes payable	16,478	15,770
Other liabilities	10,778	9,760

Total Liabilities	105,368	106,598

Redeemable convertible preferred stock	-	37,504
Common Stockholders' Equity (1)	34,740	(173)

Total Stockholders' Equity	34,740	37,331

Total Liabilities and Equity	$140,108	$143,929

(1)	Stockholders’ equity includes unrealized gains on investment assets of $2.8 million at December 31, 2004 and $3.1 million at December 31, 2003.